                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           AMERICAN HOMEPATIENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)       Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------


     2)       Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------


     4)       Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------


     5)       Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:

              ------------------------------------------------------------------


     2)       Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------


     3)       Filing Party:

              ------------------------------------------------------------------


     4)       Date Filed:

              ------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  TO BE HELD AT 9:00 A.M. CENTRAL DAYLIGHT TIME
                                 ON MAY 28, 1998

         LOCATION: OFFICES OF HARWELL HOWARD HYNE GABBERT & MANNER, P.C.
                           1800 FIRST AMERICAN CENTER
                              315 DEADERICK STREET
                           NASHVILLE, TENNESSEE 37238

To American HomePatient, Inc. Stockholders:

     The Board of Directors of American HomePatient, Inc. invites you to the Company's Annual Meeting of Stockholders next month. At the meeting, you and other stockholders will be able to vote on the following matters:

1. Election of "Class 1" Directors to the Board of Directors. The Board has nominated for re-election Henry T. Blackstock, Thomas A. Dattilo and Mark Manner. The Directors elected will serve three (3) year terms and until their successors are duly elected and qualified.

2. Any other business that properly comes before the Annual Meeting. The Board does not know of any other business to be considered.

     Only stockholders of record at the close of business on April 3, 1998 are entitled to vote at the meeting.

     The Board urges you to exercise your right to vote at the meeting, either personally or by proxy. Whether or not you plan to attend the meeting, please complete the enclosed proxy card promptly and return it in the enclosed, self-addressed, stamped envelope to ensure that your shares will be represented and voted at the meeting as you instruct. If you attend the meeting, you may withdraw the proxy and vote your shares if you want.

     The Proxy Statement accompanying this notice describes the matters to be acted upon at the meeting. Please review it thoroughly.


                                        By Order of the Board of Directors,


                                        Mary Ellen Rodgers, Secretary

Brentwood, Tennessee
April 8, 1998

                           AMERICAN HOMEPATIENT, INC.

                          5200 MARYLAND WAY, SUITE 400
                         BRENTWOOD, TENNESSEE 37027-5018


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1998

                             SOLICITATION OF PROXIES

     The Board of Directors of American HomePatient, Inc. (the "Company") is furnishing this Proxy Statement to you in connection with its solicitation of proxies for the 1998 Annual Meeting of Stockholders, and any adjournment thereof. The Annual Meeting will be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 1800 First American Center, 315 Deaderick Street, Nashville, Tennessee 37238 on Thursday, May 28, 1998, at 9:00 a.m. Central Daylight Time. This Proxy Statement and the accompanying proxy card are being mailed to you and the Company's other stockholders on or about April 8, 1998.

     We encourage you to participate in voting at the Annual Meeting. You are invited to attend the meeting and vote your shares directly by submitting a ballot. Ballots will be provided at the meeting. You may instead vote by proxy, which allows you to direct someone else to vote your shares at the meeting on your behalf.

     To vote by proxy, you must complete, execute and return the accompanying proxy card before the Annual Meeting. Specific instructions are on the proxy card. Proxies will be voted in accordance with instructions noted on the proxy cards. If you do not complete the voting instructions, the persons named on the proxy card will vote your shares FOR the election of all of the nominees standing for re-election as Class 1 Directors. We do not know of any other matters to be presented for action at the Annual Meeting. If any other matter does properly come before the meeting, however, the persons named on the proxy card will vote in accordance with their best judgment on the matter.

     You may revoke your proxy at any time before it is exercised by doing one of the following:

         -   Notifying the Company's secretary in writing;
         -   Submitting a new proxy bearing a later date;
         - Attending the Annual Meeting and properly voting in person. (Attendance alone will not revoke your proxy.)

     The Company will pay for this proxy solicitation. It is expected that proxies will be solicited by mail only. The Company will ask banks, brokers and other custodians to forward this Proxy Statement, with attachments, to their customers who beneficially own the Company's stock, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in doing so.

                                     VOTING

     The Annual Meeting will be held on Thursday, May 28, 1998 in Nashville, Tennessee. A majority of the Company's Common Stock must be represented at the Annual Meeting, either in person or by proxy, in order to transact business.

     At the Annual Meeting of Stockholders, you and the Company's other stockholders will be asked to vote on the re-election of three nominees to serve as Class 1 Directors for a three (3) year term and until their successors are duly elected and qualified (See Proposal: "Re-Election of Directors" starting on page 3 of this Proxy Statement).

     We know of no other matters to be brought before the 1998 Annual Meeting. If any other matter is duly presented for action, the persons named on the enclosed proxy card to vote on such matter will vote in accordance with their best judgment, unless you direct them to do otherwise on the proxy card.

     All stockholders of record on April 3, 1998 will be entitled to vote at the Annual Meeting. There were 14,959,659 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), outstanding on April 3, 1998. You are entitled to one vote for each share of Common Stock you own of record at the close of business on April 3, 1998. The Company has no other classes of voting stock issued. Although the Company has the authority to issue shares of preferred stock in one or more series, it has not designated or issued any series of preferred stock.

     The Director nominees will be elected by a plurality of the votes of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights. Any other matters which may be properly submitted to the stockholders will be approved by the affirmative vote of a majority of shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     Abstentions and broker non-votes will not be counted as affirmative votes, but will be counted for purposes of determining whether there is a quorum. Otherwise, abstentions and broker non-votes have no legal effect on the election of Directors. On any matters requiring majority vote for approval, abstentions would have the effect of negative votes.


                        MISCELLANEOUS MATTERS CONCERNING
                               THE ANNUAL MEETING

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board appointed the accounting firm of Arthur Andersen LLP to serve as the Company's independent public accountants for the 1997 fiscal year, and Arthur Andersen LLP is currently serving as the Company's independent auditor for the 1998 fiscal year. A representative of Arthur Andersen LLP will attend the Annual Meeting, will have the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     There were no stockholder proposals submitted for this Annual Meeting. We must receive stockholder proposals for the 1999 Annual Meeting at the Company's principal executive offices (5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018) no later than December 9, 1998 in order for the proposals to be eligible for inclusion in the Company's proxy materials for the 1999 Annual Meeting.

1997 ANNUAL REPORT

     Along with this Proxy Statement, we are mailing to you and our other stockholders a copy of the Company's 1997 Annual Report on Form 10-K.


                       PROPOSAL: RE-ELECTION OF DIRECTORS

     The Company's Board of Directors consists of eight members and is divided into three classes (Class 1, Class 2 and Class 3), as nearly equal in number as possible. All Directors generally hold office for three-year terms and then until their successors have been duly elected and qualified. The term of the Class 1 Directors, Henry T. Blackstock, Thomas A. Dattilo and Mark Manner, is set to expire at this Annual Meeting of Stockholders.

     The Board has nominated Messrs. Blackstock, Dattilo and Manner for re-election as Class 1 Directors to serve for a three (3) year term expiring at the 2001 Annual Meeting, or until their successors are duly elected and qualified. If any nominee becomes unable to accept nomination or re-election, which is not anticipated, the persons named on the proxy card intend to vote for the election of such other person as the Board may nominate, unless otherwise specifically instructed in the proxy.

     A plurality of the votes of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required to elect the three nominees as Directors of the Company. AHOM Holdings, Inc., an indirect, wholly-owned subsidiary of Counsel Corporation, intends to vote all of its shares in favor of the re-election of the nominees. (See "Stock Ownership of Directors, Executive Officers and Principal Holders" appearing on page 9 of this Proxy Statement.) The persons named on the proxy card intend to vote all valid proxies they receive in accordance with the instructions of the stockholders giving the proxies and, in the absence of instructions, for the re-election of the nominees. THE BOARD RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF THE REELECTION OF THE NOMINEES AS CLASS 1 DIRECTORS.

NOMINEES FOR RE-ELECTION AS CLASS 1 DIRECTORS

     The following table provides biographical information of the nominees for re-election to the Company's Board.

                                                                     HIS PRINCIPAL OCCUPATIONS
NOMINEE'S NAME                         HIS AGE                       DURING THE LAST FIVE YEARS
--------------                         -------       --------------------------------------------------------
Henry T. Blackstock (1)(2)(3)            54          Mr. Blackstock has served as a Director of the Company
                                                     since September 1991. He has been Chairman and Chief
                                                     Executive Officer of Tucker Management Group, a hedge
                                                     fund management firm, since July 1989.

Thomas A. Dattilo (1)                    46          Mr. Dattilo has served as a Director of the Company
                                                     since June 1994.  He has been Vice President of Dana
                                                     Corporation-Sealing and Distribution Worldwide since
                                                     January 1998.  From January 1993 to January 1998, he
                                                     was President of Dana Corporation, Victor Products
                                                     Division, a manufacturer and distributor of sealing and
                                                     other products.  From March 1990 to March 1993, he
                                                     was President and Director of Hayes-Dana, Inc., a
                                                     manufacturer of automobile parts.

Mark Manner                              46          Mr. Manner has served as a Director of the Company
                                                     since May 1995.  He has been a shareholder of the
                                                     Nashville-based law firm Harwell Howard Hyne Gabbert
                                                     & Manner, P.C. ("Harwell Howard") since February
                                                     1988.

---------------------

         Some of the nominees are currently members of the Board's standing committees, which are described more fully later on page 8 of this Proxy Statement. The footnotes indicate committee membership as follows:

         (1)   Member of the Compensation Committee

         (2)   Member of the Audit Committee

         (3)   Member of the Disinterested Stock Option Committee

         Mark Manner, a Director of the Company nominated for re-election at this Annual Meeting, is a shareholder of the law firm Harwell Howard. The Company engaged Harwell Howard during 1997 to give legal advice in a variety of activities, for which the firm was paid legal fees (exclusive of expenses) of approximately $1.37 million. Harwell Howard continues to give legal advice to the Company and has, during 1998, been paid legal fees (exclusive of expenses) in excess of $330,000. Board members not affiliated with Mr. Manner review and approve the terms of Harwell Howard's engagement by the Company.

CONTINUING CLASS 2 AND 3 DIRECTORS

         The Class 2 and Class 3 Directors will continue to serve on the Company's Board following the 1998 Annual Meeting. The term of the Class 2 Directors will expire at the 1999 Annual Meeting, and the term of the Class 3 Directors will expire at the 2000 Annual Meeting. The following table contains biographical information of the continuing Directors.

                                                                HIS PRINCIPAL OCCUPATIONS
DIRECTOR'S NAME                    HIS AGE                      DURING THE LAST FIVE YEARS
---------------                    -------         -------------------------------------------------
Morris A. Perlis(1)(3)               49            Mr. Perlis has served as Chairman of the Board of
                                                   Directors of the Company since May 1994 and as a
                                                   Director of the Company since March 1993. He has
                                                   served as President of Counsel Corporation since
                                                   January 1994 and as director of and consultant to
                                                   Counsel Corporation since September 1992. Mr. Perlis
                                                   has served as a director of PharMerica, Inc., formerly
                                                   known as Capstone Pharmacy Services, Inc.
                                                   ("Capstone"), an institutional pharmacy company, since
                                                   December 1994. He has served as Chief Executive Officer
                                                   and Secretary of Stadtlander Drug Co., Inc.
                                                   ("Stadtlander"), a mail order pharmacy company, since
                                                   September 1996, as a director of Stadtlander since June
                                                   1996 and as President since November 1997.

                                                   Mr.Perlis served as Vice Chairman of Capstone from
                                                   May 1995 to December 1997. He served as a director
                                                   of Advocat Inc., a long term care company, from March
                                                   1994 to May 1995 and as interim Chief Executive
                                                   Officer of Capstone from December 1994 to May 1995.
                                                   From September 1992 to January 1994, he served as
                                                   President of Morris A. Perlis & Assoc., an executive
                                                   management consulting firm. From September 1993 to
                                                   July 1996, he served as a Director of NOMA, Inc., a
                                                   manufacturer of consumer wire and cable.

Joseph F. Furlong, III (1)(5)        49            Mr. Furlong has served as a Director of the Company
                                                   since June 1994.  He has served as President of
                                                   Adirondack Capital Advisors, LLC, a financial advisory
                                                   firm, since May 1996.  Since June 1996, he has served
                                                   as a director of Healthy Planet Products, Inc., an
                                                   environmentally friendly manufacturer of greeting
                                                   cards.

                                                   Mr. Furlong was a partner of Colman Furlong & Co., a
                                                   merchant banking firm, from February 1991 to May
                                                   1996.  He served as a director of Capstone from
                                                   December 1994 until December 1997.


                                                                HIS PRINCIPAL OCCUPATIONS
DIRECTOR'S NAME                    HIS AGE                      DURING THE LAST FIVE YEARS
---------------                    -------         -------------------------------------------------
Allan C. Silber (2)(3)(4)            49            Mr. Silber has served as a  Director of the Company
                                                   since September 1991 and was its Chairman of the
                                                   Board from September 1991 to May 1994. He has
                                                   served as Chairman, Chief Executive Officer and a
                                                   director of Counsel Corporation since August 1979 and
                                                   was its President from August 1979 to January 1994.
                                                   He has served as Chairman of DCAmerica Inc. and other
                                                   subsidiaries of Counsel Corporation since October
                                                   1988. Mr. Silber has been President of DCAmerica Inc.
                                                   since May 1994. He has served as a director of
                                                   PharMerica, Inc. since December 1994 and its
                                                   Chairman of the Board since February 1995, as a
                                                   director of Stadtlander since July 1996 and as
                                                   Stadtlander's Chairman of the Board since September
                                                   1996. Since December 1993, he has been a member of
                                                   the Advisory Committee of RioCan Real Estate
                                                   Investment Trust, a Canadian real estate company
                                                   ("RioCan").

                                                   Mr. Silber was a director of Advocat Inc. from March
                                                   1994 to November 1996. He served as a director of
                                                   O&Y Properties, Inc., a retail and office property
                                                   management company, from November 1995 to
                                                   November 1996.

Edward Sonshine (2)(5)(6)            51            Mr. Sonshine has served as a Director of the Company
                                                   since October 1991.  He has served as Vice Chairman of
                                                   Counsel Corporation since January 1995 and as one of
                                                   its directors since August 1979.  He has served as Chief
                                                   Executive Officer of Counsel Management Services,
                                                   Inc., an affiliate of Counsel Corporation, since January
                                                   1992.  He has served as a director of Stadtlander since
                                                   July 1996, and as a director of PharMerica, Inc. since
                                                   December 1994.  He has served as President and Chief
                                                   Executive Officer of RioCan since July 1995.

                                                   Mr. Sonshine served as Executive Vice President of
                                                   Counsel Corporation from February 1987 to January
                                                   1994.  He served as a director of O&Y Properties, Inc.
                                                   from November 1995 to November 1996.  From May
                                                   1995 until November 1996, he served as a director of
                                                   Advocat Inc.  From January 1987 until September 1993,
                                                   he served as President and Chief Executive Officer of
                                                   Icarus Realty Corporation.


                                                                HIS PRINCIPAL OCCUPATIONS
DIRECTOR'S NAME                    HIS AGE                      DURING THE LAST FIVE YEARS
---------------                    -------         -------------------------------------------------
Edward K. Wissing (2)(3)             60            Mr. Wissing has been the President and Chief Executive
                                                   Officer of the Company since May 1994 and has been
                                                   the President and Chief Executive Officer of American
                                                   HomePatient, Inc., a Tennessee corporation and
                                                   wholly owned subsidiary of the Company ("AHPT"), since
                                                   February 1983. From October 1991 to May 1994,
                                                   he was Executive Vice President of Diversicare Inc. Since
                                                   August 1997 he has been a director of Psychiatric
                                                   Solutions, Inc.

----------------------

         (1)      Class 2 Director
         (2)      Class 3 Director

         Each Class 2 and Class 3 Director is a member of at least one of the Board's standing committees:

         (3)      Member of the Executive Committee
         (4)      Member of the Compensation Committee
         (5)      Member of the Audit Committee
         (6)      Member of the Disinterested Stock Option Committee


DIRECTOR COMPENSATION

         The Company pays Directors who are not its officers or employees (currently Directors Blackstock, Dattilo, Furlong, Sonshine and Manner) the following fees: (i) an annual director's fee of $10,000.00, (ii) a fee of $500.00 for each Board or Board committee meeting attended by telephone, and
(iii) a fee of $1,000.00 for each Board or Board committee meeting attended in person. The Company, however, pays no fees for attendance at a Committee meeting occurring on the same day as a meeting of the Board. In addition, the Company reimburses all Directors for actual expenses incurred in connection with attendance at Board or Committee meetings.

         In 1995 the Company adopted a nonqualified stock option plan for Directors (the "1995 Director Plan"). Under the 1995 Director Plan, a Director receives an option to acquire 7,500 shares of Common Stock upon initial election to the Board. Each Director also receives an additional option to acquire 3,000 shares of Common Stock on December 31 of each year following the year he was first elected to the Board so long as he served as a Director for at least six
(6) months during that year. In all cases, the per share exercise price of the options equals the closing market price of the Common Stock on the day immediately before the date of grant.

         Since June 1, 1994, the Company has paid Director Perlis a monthly fee of $8,500.00 for serving as Chairman of the Board. The Company pays Director Silber compensation pursuant to a Consulting Agreement. See "Compensation Committee Interlocks and Insider Participation" on page 21 of this Proxy Statement. The Company pays the law firm of which Director Manner is a shareholder fees for rendering legal advice, as more fully described above under "Nominees for Re-Election as Class 1 Directors."

AFFILIATIONS

         Director Sonshine is also a director of Counsel Corporation and President and Chief Executive Officer of Counsel Management Services, Inc. Director Perlis, the Chairman of the Board, is also a director and President of Counsel Corporation.

         The Company believes that past transactions it has had with its affiliates have been at prices and on terms no less favorable to the Company than transactions with independent third parties. The Company may enter into transactions with its affiliates in the future, but it intends to do so only at prices and on terms no less favorable to the Company than transactions with independent third parties. The Company will obtain the approval of the disinterested members of its Board, or a Board Committee, before entering into any transaction with an affiliate. In addition, the Company's debt agreements generally prohibit it from entering into any such affiliate transaction other than on an arm's-length basis.

MEETINGS AND COMMITTEES

         During 1997, the Board of Directors held 7 meetings and adopted no written consent actions. Each Director attended meetings or executed written consent actions with respect to at least 75% of the meetings and consent actions of the Board and its committees held or taken in 1997.

         The Board has standing Audit, Executive, Compensation and Disinterested Stock Option Plan Committees. The Board does not have a nominating committee.

         The Executive Committee is composed of Directors Perlis, Silber and Wissing. The Board has the authority to designate an executive committee to carry out any functions of the Board. Between meetings of the Board, the Executive Committee may exercise all powers of the Board. During 1997, the Executive Committee held no meetings and adopted 40 written consent actions.

         The Compensation Committee is composed of Directors Blackstock, Dattilo and Silber. This Committee approves remuneration arrangements for the Company's executive officers, administers the Company's Supplemental Executive Retirement Plan, and reviews compensation plans relating to executive officers, Directors and employees generally. In 1997, the Compensation Committee held one meeting and adopted no written consent actions.

         The Audit Committee is composed of Directors Blackstock, Furlong and Sonshine. This Committee engages independent auditors, reviews audit fees, supervises matters relating to audit functions, and reviews and sets internal polices and procedures regarding audits, accounts and other financial controls. In 1997, the Audit Committee held 3 meetings and adopted no written consent actions.

         The Disinterested Stock Option Plan Committee is composed of Directors Blackstock and Sonshine. This Committee grants options to the Company's Directors, employees and agents under the Company's 1991 Nonqualified Stock Option Plan. In 1997, the Disinterested Stock Option Plan Committee held no meetings and adopted 2 written consent actions.

                          STOCK OWNERSHIP OF DIRECTORS,
                    EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

         The following table contains stockholding information as of April 3, 1998 for (i) persons known to us to be holders of 5% or more of the Company's Common Stock, (ii) each Director, including those nominated for re-election,
(iii) each of the executive officers named in the Summary Compensation Table on page 13, and (iv) all Directors and executive officers as a group. Unless otherwise indicated, all holdings are of record and beneficial.

         Ownership of the Company's Common Stock is shown on a "beneficial" basis. Generally, a person "beneficially owns" shares if he either has the right to vote those shares or dispose of them. Consequently, more than one person may be considered beneficially to own the same shares.

         In this Proxy Statement, unless otherwise specifically noted, a person has sole voting and dispositive power for the shares shown as beneficially owned by him. Shares shown as beneficially owned may include shares that a person has a right to acquire by exercising options on or before June 2, 1998. The percentages shown in the table compare a person's beneficially owned shares with the total number of shares of the Company's Common Stock outstanding on April 3, 1998 (being 14,959,659 shares), plus, as to each person, the number of shares deemed owned by him because of his right to acquire them by exercising options on or before June 2, 1998.

                                                               NUMBER OF SHARES        PERCENTAGE OF
NAME                                                          BENEFICIALLY OWNED       TOTAL SHARES
----                                                          ------------------       ------------
Counsel Corporation(1).................................            3,979,625              26.60%
  Two First Canadian Place, Suite 1300
  Toronto, Ontario, Canada  MX5 1E3
J.&W. Seligman & Co. Incorporated(2)...................            1,391,655               9.30
  100 Park Avenue
  New York, New York 10017
AMVESCAP PLC(3)........................................            1,225,650               8.19
  11 Devonshire Square
  London, England EC2M 4YR
Edward K. Wissing(4)...................................              370,231               2.42
Mary Ellen Rodgers(5)..................................               42,132                  *
David R. Gnass(6)......................................               47,483                  *
Rita N. Hill(7)........................................               56,639                  *
Kathey S. Palmer(8)....................................               34,293                  *
Thomas E. Mills........................................                    0                  *
Allan C. Silber(1), (9)................................              325,667               2.13
Henry T. Blackstock(10)................................               16,500                  *
Edward Sonshine(11)....................................                9,000                  *
Morris A. Perlis(12)...................................              325,667               2.13
Thomas A. Dattilo(13)..................................               31,500                  *
Joseph F. Furlong, III(14).............................               61,551                  *
Mark Manner(15)........................................               24,000                  *
All Directors and executive officers
  as a group(16) (13 persons)..........................            1,344,663               8.26

-----------------

 *  Indicates less than 1% ownership

1 Counsel Corporation, a Toronto, Ontario, Canada corporation, owns 100% of Counsel Healthcare Assets Inc., which owns 100% of Counselcare Ltd., which owns 100% of DCAmerica Inc., which owns 100% of AHOM Holdings, Inc., which directly beneficially owns the shares of Common Stock listed in the table. Directors Silber, Sonshine and Perlis are directors of Counsel Corporation and Counsel Healthcare Assets, Inc., and Directors Silber and Perlis are directors of Counselcare Ltd., DCAmerica, Inc. and AHOM Holdings, Inc. Director Silber beneficially owns or controls approximately 19.6% of the common stock of Counsel Corporation, approximately 45% of which is pledged to a lender. Director Sonshine owns approximately 2.6% of Counsel Corporation's common stock, and Director Perlis owns approximately 3.2% of Counsel Corporation's common stock. All of the Directors listed in this footnote (1) disclaim beneficial ownership of shares of the

    Company's Common Stock in their capacity as directors of Counsel Corporation, Counselcare Healthcare Assets Inc., Counselcare Ltd., DCAmerica Inc. and AHOM Holdings, Inc. Director Silber also disclaims beneficial ownership of shares of the Company's Common Stock in his capacity as a shareholder of Counsel Corporation.

2 Ownership information included in the table is based on a Schedule 13G filed by J.&W. Seligman & Co. and William C. Morris, as the owner of a majority of the outstanding shares of J.&W. Seligman & Co., claiming shared voting and dispositive power of 1,391,655 shares.

3 Ownership information included in the table is based on a Schedule 13G filed by AMVESCAP PLC claiming shared voting and dispositive power of 1,225,650 shares directly and through its subsidiaries.

4 The amount shown includes shares purchasable upon exercise of options issued under the 1991 Nonqualified Stock Option Plan (the "1991 Option Plan") and additional shares purchasable upon exercise of options issued under the 1995 Director Plan. Such number of shares and respective per-share exercise prices are as follows: Under the 1991 Option Plan - 37,500 shares at $15.83, 75,000 shares at $16.50, 225,000 shares at $17.50 and 16,667 shares at
    $18.125. Under the 1995 Director Plan - 3,000 shares at $19.67, 3,000 shares at $26.25, and 3,000 shares at $21.06.

5 The amount shown includes shares purchasable upon exercise of options issued under the 1991 Option Plan, 30,000 shares at a $22.50 per-share exercise price, 6,000 shares at a $21.50 per-share exercise price, and 5,000 shares at a $18.125 per-share exercise price.

6 The amount shown includes shares purchasable upon exercise of options issued under the 1991 Option Plan, 25,000 shares at a $26.916 per-share exercise price, 13,333 shares at a $21.50 per-share exercise price, and 8,333 shares at a $18.125 per-share exercise price.

7 The amount shown includes shares purchasable upon exercise of options issued under the 1991 Option Plan, 15,000 shares at $16.50 per-share exercise price, 30,000 shares at a $17.50 per-share exercise price, 6,000 shares at a $21.50 per-share exercise price, and 5,000 shares at a $18.125 per-share exercise price.

8 The amount shown includes shares purchasable upon exercise of options issued under the 1991 Option Plan, 7,500 shares at a $10.00 per-share exercise price, 9,000 shares at a $16.50 per-share exercise price, 7,500 shares at a $17.50 per-share exercise price, 4,000 shares at a $21.50 per-share exercise price, and 5,000 shares at a $18.125 per-share exercise price.

9 The amount shown includes shares purchasable upon exercise of options issued under the 1991 Option Plan and additional shares purchasable upon exercise of options issued under the 1995 Director Plan. Such number of shares and respective per-share exercise prices are as follows: Under the 1991 Option Plan - 75,000 shares at $16.50, 225,000 shares at $17.50 and 16,667 shares at $18.125. Under the 1995 Director Plan - 3,000 shares at $19.67, 3,000 shares at $26.25 and 3,000 shares at $21.06. The amount shown does not include shares of Common Stock beneficially owned by Counsel. See footnote
    (1) above.

10 The amount shown includes 7,500 shares purchasable upon exercise of options at $6.00 per share issued under 1991 Option Plan and additional shares purchasable upon exercise of options issued under the 1995 Director Plan, being 3,000 shares at a $19.67 per-share exercise price, 3,000 shares at a $26.25 per-share exercise price and 3,000 shares at a $21.06 per-share exercise price.

11 The amount shown includes shares purchasable upon exercise of options issued under the 1995 Director Plan, 3,000 shares at a $19.67 per-share exercise price, 3,000 shares at a $26.25 per-share exercise price and 3,000 shares at a $21.06 per-share exercise price.

12 The amount shown includes shares purchasable upon exercise of options issued under the 1991 Option Plan and additional shares purchasable upon exercise of options issued under the 1995 Director Plan. Such number of shares and respective per-share exercise prices are as follows: Under the 1991 Option Plan - 75,000 shares at $16.50, 225,000 shares at $17.50 and 16,667 shares at a $18.125 per-share exercise price. Under the 1995 Director Plan - 3,000 shares at $19.67, 3,000 shares at $26.25 and 3,000 shares at $21.06.

13 The amount shown includes shares purchasable upon exercise of options issued under the 1991 Option Plan and additional shares purchasable upon exercise of options issued under the 1995 Director Plan. Such number of shares and respective per-share exercise prices are as follows: Under the 1991 Option Plan - 15,000 shares at $10.04 and 7,500 shares at $16.50. Under the 1995 Director Plan - 3,000 shares at $19.67, 3,000 shares at $26.25, and 3,000 shares at $21.06.

14 The amount shown includes 16,006 shares subject to a stock purchase warrant with an exercise price of $7.33 per share, which warrant was granted in connection with consulting services provided to the Company. The amount also includes 15,000 shares purchasable upon exercise of options at $10.04 per share and 7,500 shares purchasable upon exercise of options at $16.50 per share, all such options being issued under the 1991 Option Plan. The amount also includes shares purchasable upon exercise of options issued under the 1995 Director Plan, being 3,000 shares at a $19.67 per-share exercise price, 3,000 shares at a $26.25 per-share exercise price and 3,000 shares at a $21.06 per-share exercise price.

15 The amount shown includes 7,500 shares purchasable upon exercise of options at $20.67 issued under the 1991 Option Plan and additional shares purchasable upon exercise of options issued under the 1995 Director Plan, being 7,500 shares at a $20.67 per-share exercise price, 3,000 shares at a $19.67 per-share exercise price, 3,000 shares at a $26.25 per-share exercise price and 3,000 shares at a $21.06 per-share exercise price..

16 The amount shown includes 1,224,167 shares purchasable upon exercise of options issued under the 1991 Option Plan, 79,500 shares purchasable upon exercise of options issued under the 1995 Director Plan, and 16,006 shares purchasable upon exercise of a warrant.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, its Directors, and persons who own more than 10% of its Common Stock to file reports regarding their stockholdings in the Company with the Securities and Exchange Commission ("SEC") and the NASDAQ Stock Market. They are required to send the Company copies of all Section 16(a) reports they file.

         The Company is aware that in 1997 Director Silber and Rita Hill, a Senior Vice President of the Company, each filed late one report on Form 4. Director Silber's report concerned a single purchase by AHOM Holdings, Inc. on November 21, 1996 of 20,000 shares of the Company's Common Stock. Officer Hill's report concerned a single sale on May 13, 1997 of 658 shares of the Company's Common Stock that were bought on March 3, 1997 through the Company's Employee Stock Purchase Plan. Based solely on representations of the Company's Directors and executive officers, and our review of reports on file, we believe that all other such reports were timely filed.

                               EXECUTIVE OFFICERS

         This table provides biographical information regarding the Company's executive officers:


                                       HIS OR                         PRINCIPAL OCCUPATIONS
OFFICER'S NAME                         HER AGE                     DURING THE LAST FIVE YEARS
--------------                         -------                     --------------------------
Edward K. Wissing                        60          Mr. Wissing has been the President and Chief Executive
                                                     Officer of the Company since May 1994 and has been
                                                     the President and Chief Executive Officer of American
                                                     HomePatient, Inc., a Tennessee corporation and
                                                     wholly-owned subsidiary of the Company ("AHPT"), since
                                                     February 1983. Since August 1997 he has been a director
                                                     of Psychiatric Solutions, Inc. From October 1991 to
                                                     May 1994, he was Executive Vice President of Diversicare Inc.

Mary Ellen Rodgers                       45          Ms. Rodgers has been the Company's Senior Vice President,
                                                     Chief Financial and Accounting Officer, and Secretary since
                                                     April 1996.  She has also been Senior Vice President and
                                                     Chief Financial Officer of AHPT since June 1996.  She was
                                                     Financial Director/Controller of Eli Lilly and Company
                                                     (Information Technology Division), an international
                                                     pharmaceutical company, from September 1994 to October
                                                     1995, and Controller of Eli Lilly and Company (Lilly Research
                                                     Laboratories) from March 1990 to May 1994.  She has served on the board of Peoples Bank & Trust Company, Indianapolis,
                                                     Indiana since April 1991.

David R. Gnass                           45          Mr. Gnass has been the Company's Senior Vice President
                                                     since June 1996 and its Chief Operating Officer since October
                                                     1997.  He has also been a Senior Vice President of AHPT
                                                     since June 1996.  He was Senior Vice President of Homedco,
                                                     Inc., a home health care company, from April 1993 to June
                                                     1995, and Vice President and General Manager of Homedco,
                                                     Inc. from January 1992 to April 1993.

                                       HIS OR                         PRINCIPAL OCCUPATIONS
OFFICER'S NAME                         HER AGE                     DURING THE LAST FIVE YEARS
--------------                         -------                     --------------------------
Rita N. Hill                             42          Ms. Hill has been the Company's Senior Vice President-
                                                     Business Development since February 1997, its Assistant
                                                     Secretary since 1994, and the Vice President and Assistant
                                                     Secretary of AHPT since April 1996. She was the Company's
                                                     Vice President-Business Development from April 1994 to
                                                     February 1997, Vice President - Development of Diversicare
                                                     Inc. from January 1994 to April 1994, and Vice President -
                                                     Finance of Diversicare Inc. from March 1992 to January 1994.

Kathey S. Palmer                         40          Ms. Palmer has been the Company's Senior Vice President of
                                                     Marketing, Investor Relations and Sales Support since August
                                                     1997. From December 1994 to August 1997, she served as Vice
                                                     President of Marketing Investor Relations, and from
                                                     November 1991 to December 1994 she was Vice President of
                                                     Marketing.

Thomas E. Mills                          43          Mr. Mills was the Company's Senior Vice President-Strategic
                                                     Alliances from February 1996 until December 1997.  He was
                                                     the Company's Senior Vice President and Chief Operating
                                                     Officer from May 1994 to February 1996, and its Secretary
                                                     from May 1994 to June 1994.  Mr. Mills was Chief Operating
                                                     Officer and Vice President of AHPT from August 1992 to
                                                     May 1994, and Senior Vice President of AHPT from February
                                                     1992 to August 1992.

EXECUTIVE COMPENSATION

         The following table provides compensation information for the 1997, 1996 and 1995 fiscal years regarding the Company's chief executive officer and, at December 31, 1997, the Company's other five most highly compensated executive officers. The principal positions given in the table are as of December 31, 1997. Mr. Mills resigned on December 31, 1997.

         Instead of awarding annual bonuses in cash for 1996 performance, the Company purchased split-dollar life insurance policies for the benefit of certain management personnel, including the named executive officers. The Company has decided to purchase such insurance policies again to award certain management personnel for 1997 performance, however, each employee may elect to receive up to one-half (1/2) of his or her annual incentive bonus in cash instead. Each named executive officer has elected to receive one-half (1/2) of the annual incentive bonus in cash. Each amount listed under the column titled "Other Annual Compensation" is the imputed income received by the named executive officer due to the insurance policies' death benefit, as calculated according to the Internal Revenue Service. In addition, each amount listed under the column titled "All Other Compensation" reflects additional benefits attributed to the named executive officer based on the premium paid by the Company to buy the policies. For 1997 one-half (1/2) of the annual incentive bonus is reflected in the "Bonus" column based on each executive's election described above.

         Perquisites for each executive officer are in amounts which do not require disclosure.

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation                   Long-Term Compensation
                                     ----------------------------------   --------------------------------------
                                                                                    Awards              Payouts
                                                                          -------------------------    ---------
                                                                                         Securities    Long-Term
                                                                Other     Restricted     Underlying    Incentive
                                                               Annual       Stock         Options/        Plan        All Other
Name and Principal                   Salary       Bonus    Compensation    Award(s)        SARs1        Payouts    Compensation(2)
    Position               Year        ($)         ($)          ($)          ($)            (#)           ($)           ($)
------------------         ----      -------     -------   ------------   ----------     ----------    ---------   ---------------
Edward K. Wissing          1997      300,000      48,750       1,399         -0-           53,000(3)(6)   -0-           66,750
  President and CEO        1996      275,000         -0-         952         -0-            3,000(3)      -0-          140,250
                           1995      253,000     102,465          --         -0-          228,000(3)(4)   -0-           15,180

David R. Gnass             1997      170,000      10,413         235         -0-           25,000(6)      -0-           10,412
  Senior Vice President    1996       80,000         -0-         153         -0-           57,500(5)      -0-           33,000
                           1995            *           *           *           *                *           *                *

Mary Ellen Rodgers         1997      157,500      17,916         181         -0-           15,000(6)      -0-           27,704
  Senior Vice President,   1996      112,500         -0-         116         -0-           42,000(5)      -0-           40,814
  Chief Financial Officer  1995            *           *           *           *                *           *                *
  and Secretary

Rita N. Hill               1997      131,250      26,300         322         -0-           15,000(6)      -0-           34,158
   Senior Vice President   1996      125,000         -0-         222         -0-           12,000(5)      -0-           69,663
   Business Development    1995      106,000      37,100          --         -0-           30,000(4)      -0-            6,360
   and Assistant Secretary

Kathey S. Palmer           1997      100,000      10,150         107         -0-           15,000(6)      -0-           16,487
   Senior Vice President   1996       91,592         -0-          68         -0-            8,000(5)      -0-           23,895
   of Marketing, Investor  1995       85,600      19,900          --         -0-            7,500(4)      -0-            5,136
   Relations and Sales
   Support

Thomas E. Mills            1997      156,000         -0-         167         -0-              -0-         -0-            9,360
  Senior Vice President -  1996      154,000         -0-         155         -0-            8,000(5)      -0-           43,890
  Strategic Alliances      1995      154,000      34,650          --         -0-           12,000(4)      -0-            9,240

---------------------

* The Company employed Mr. Gnass in June 1996 and Ms. Rodgers in April 1996. Accordingly, no compensation was paid to such individuals in the 1995 fiscal year, as noted by the asterisks appearing in the table, and paid less than a full year's compensation for each individual in 1996.

1 Amounts for 1995 and 1996 have been adjusted to reflect a 3-for-2 stock split the Company effected in June 1996.

2 Amounts listed reflect matching contributions made by the Company under its Supplemental Executive Retirement Plan ("SERP") in 1997, 1996 and 1995. In addition, 1996 and 1997 amounts also reflect additional benefits based on premiums paid by the Company to buy split-dollar life insurance policies benefitting the named executive officers. A breakdown of the 1996 and 1997 amounts follows:


                                                     SERP Matching       Benefit Based on Insurance
                                    Year             Contributions                Premium
                                    ----             -------------       --------------------------
     Edward K. Wissing              1997                $18,000                     48,750
                                    1996                 16,500                    123,750

     David R. Gnass                 1997                    -0-                     10,412
                                    1996                    -0-                     33,000

     Mary Ellen Rodgers             1997                  9,789                     17,915
                                    1996                  3,014                     37,800

     Rita N. Hill                   1997                  7,858                     26,300
                                    1996                  7,413                     62,250

     Kathey S. Palmer               1997                  6,337                     10,150
                                    1996                  5,595                     18,300

     Thomas E. Mills                1997                  9,360                        -0-
                                    1996                  9,240                     34,650

3 Amounts include options granted under 1995 Director Plan for services as a Director.

4 Amounts include options granted in January 1996 that relate to 1995 performance.

5 Amounts include options granted in the first fiscal quarter of 1997 that relate to 1996 performance.

6 Amounts include options granted in the first fiscal quarter of 1998 that relate to 1997 performance.

EMPLOYMENT AND OTHER AGREEMENTS

Edward K. Wissing

         On October 1, 1991, the Company entered into an employment agreement with Edward Wissing which was amended most recently on December 23, 1997. The employment agreement provides for a 1997 base annual salary of $300,000 and a 1998 base annual salary of $325,000. Despite this provision, Mr. Wissing has voluntarily agreed to temporarily maintain his base annual salary at $300,000 in 1998. The employment agreement also provides for annual incentive bonuses equal to an amount up to 50% of Mr. Wissing's then current base annual salary. The annual incentive bonuses are subject to performance criteria set by the Company's Board of Directors and Mr. Wissing.

         Mr. Wissing's employment agreement automatically renews each year unless notice is given by either the Company or Mr. Wissing. If the employment agreement is terminated by the Company without cause or by Mr. Wissing either upon a change in control of the Company or a constructive discharge, Mr. Wissing is entitled to receive a severance payment in an amount equal to (a) three times his contractual base annual salary (currently $325,000), plus (b) an incentive bonus amount equal to the annual incentive bonus paid to Mr. Wissing during the last fiscal year ($97,500 in 1997), multiplied by a fraction, the numerator of which is the number of months he was employed by the Company during the current fiscal year, and the denominator of which is twelve. If, however, Mr. Wissing is terminated prior to July 1 of any year, he will receive only 80% of that incentive compensation amount. In addition, all benefits and perquisites provided to Mr. Wissing at the time of termination will continue for three years, and all stock options granted to Mr. Wissing will be deemed vested and exercisable for three years, subject to the terms of the governing stock option plans. Further, any options granted to Mr. Wissing prior to a change in control of the Company will be fully vested upon the change in control, regardless of whether he is terminated or elects to resign. Upon a termination of employment, Mr. Wissing may elect to require the Company to repurchase options granted to him for a purchase price equal to the difference between the fair market value of the Company's Common Stock at the date of termination and the stated option exercise price.

         The employment agreement does not directly address retirement, and any compensation or other benefits which may be granted Mr. Wissing upon retirement will be determined by the Compensation Committee. If the employment agreement is terminated by the Company for cause, or by Mr. Wissing other than upon retirement, a constructive discharge or a change in control, Mr. Wissing will not be entitled to any compensation following the date of termination other than the pro rata amount of his current base salary through such date. In such case, Mr. Wissing is prohibited from competing with the Company for one year.

Mary Ellen Rodgers and David R. Gnass

         On April 1, 1996, the Company entered into a confidentiality, non-competition and severance pay agreement with Mary Ellen Rodgers, and on of June 16, 1996, the Company entered into a similar agreement with David R. Gnass. Under the terms of those agreements, if either Ms. Rodgers' or Mr. Gnass' employment is terminated within six months of a change in control of the Company, he or she (as the case may be) will be entitled to receive a severance payment in an amount equal to her or his annual base salary, exclusive of incentive compensation. In addition, any stock options granted to them will become fully vested upon a change in control of the Company, whether or not employment is terminated.

         Upon termination of employment, Ms. Rodgers and Mr. Gnass, as the case may be, is prohibited from competing with the Company for one year.

Kathey S. Palmer

         On December 23, 1997, the Company entered into a confidentiality, non-competition and severance pay agreement with Kathey S. Palmer. If the Company terminates Ms. Palmer's employment within one year after a change in control, Ms. Palmer will receive a severance payment in an amount equal to the following: (a) her annual base salary (currently $116,000), plus (b) an incentive compensation amount equal to the annual incentive bonus she received during the last fiscal year ($20,300 in 1997) multiplied by a fraction, the numerator of which is the number of months Ms. Palmer is employed by the Company during the current year, and the denominator of which is twelve. If, however, Ms. Palmer is terminated within six months of any change in control, she will receive only 80% of that incentive bonus amount. In addition, upon termination resulting from a change in control of the Company, the Company will continue all Ms. Palmer's employee benefits for one year.

         Upon a change in control of the Company, any stock options granted to Ms. Palmer will be fully vested, whether or not she is terminated, subject to the terms of the governing stock option plans.

         Upon termination of employment, Ms. Palmer is prohibited from competing with the Company for one year.

Thomas E.  Mills

         On February 8, 1995, the Company entered into a three-year employment agreement with Thomas E. Mills. On December 22, 1997, the Company and Mr. Mills entered into a severance agreement and, pursuant to this agreement, his employment terminated on December 31, 1997. Pursuant to the severance agreement the Company paid Mr. Mills a $130,000 severance payment, which is equal to ten months of his base monthly salary. Mr. Mills did not receive any incentive compensation for services performed during 1997. Mr. Mills is prohibited from competing with the Company for one year, until January 1, 1999.

OPTION GRANTS

         The following table provides information concerning stock option grants made in 1997 under both the Company's 1991 Nonqualified Stock Option Plan and its 1995 Nonqualified Stock Option Plan for Directors to each of the executive officers named in the Summary Compensation Table. In 1997 the Company granted to employees options to purchase a total of 267,000 shares of Common Stock and to Directors options to purchase a total of 24,000 shares of Common Stock, for a total of options to purchase 291,000 shares of Common Stock. The Company grants no stock appreciation rights.

         Mr. Wissing's option to acquire 3,000 shares of Common Stock was granted automatically on December 31, 1997 under the Company's 1995 Nonqualified Stock Option Plan for Directors. The table does not reflect options granted in 1998 in recognition of services performed in 1997. Information regarding such option grants is included in the Summary Compensation Table.

         For services performed in 1996, on February 25, 1997 the Company granted Mr. Gnass, Ms. Rodgers, Ms. Hill, Ms. Palmer and Mr. Mills options to acquire shares of Common Stock. By contract, Mr. Gnass' options vest one-third upon grant and one-third upon each of the first two anniversaries thereof. Each of the other officers' options vest one-quarter upon grant and one-quarter upon each of the first three anniversaries thereof. Information related to these and Mr. Wissing's options are also provided in the Summary Compensation Table.

         The dollar amounts appearing in the table's last two columns are the result of calculations at the 5% and 10% rates as required by the SEC. These amounts are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                      Potential Realizable Value
                                                                                                        at Assumed Annual Rate
                                                                                                      of Stock Price Appreciation
                                                       Individual Grants                                   For Option Term
                         ----------------------------------------------------------------------       ---------------------------
                            Number          Percent of Total
                         of Securities        Options/SARs
                          Underlying           Granted to           Exercise or
                         Options/SARs           Employees           Base Price       Expiration
      Name                Granted (#)         in Fiscal Year           ($/SH)            Date           5% ($)           10%($)
-------------------      -------------      -----------------       -----------      ----------        -------          -------
Edward K. Wissing            3,000                1.0%                $21.06         12/31/2007         39,734          100,690
David R. Gnass              20,000                6.9                  21.50          2/25/2007        270,427          685,291
Mary Ellen Rodgers          12,000                4.1                  21.50          2/25/2007        162,256          411,175
Rita N. Hill                12,000                4.1                  21.50          2/25/2007        162,256          411,175
Kathey S. Palmer             8,000                2.7                  21.50          2/25/2007        108,171          274,116
Thomas E. Mills              8,000                2.7                  21.50          3/31/1998        108,171          274,116

OPTION EXERCISES AND VALUES

         The following table provides information concerning each exercise of options during 1997 by the executive officers named in the Summary Compensation Table and the year-end value of unexercised options held by each such officer. The Company grants no stock appreciation rights.

         The unexercised option amounts do not include options granted in 1998 which relate to 1997 performance. Information regarding such option grants is provided in the Summary Compensation Table.

         Options are classified as "in-the-money" (a term used in the last column of the table) if the market value of the underlying Common Stock exceeds the exercise price of the option. The value of such in-the-money options is the difference between the option exercise price and $23.50, the per-share market value of the underlying Common Stock as of December 31, 1997. Such amounts may not necessarily be realized. Actual values realized, if any, upon the exercise of options will be based on the market price of shares of Common Stock at the time of exercise, and are thus dependent upon future performance of the Common Stock.


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

                           Shares
                          Acquired                            Number of Securities Underlying          Value of Unexercised
                         on Exercise      Value Realized        Unexercised Options/SARs at        In-the-Money Options/SARs at
      Name                   (#)                ($)               1997 Fiscal Year-End(#)            1997 Fiscal Year End ($)
--------------------     -----------      --------------      -------------------------------      ----------------------------
                                                                 Exercisable/Unexercisable           Exercisable/Unexercisable
                                                                 -------------------------           -------------------------
Edward K. Wissing          37,500            461,330                  271,500/75,000                    1,731,435/450,000
David R. Gnass                -0-                -0-                   31,666/25,834                        13,332/26,668
Mary Ellen Rodgers            -0-                -0-                   23,000/19,000                        26,000/28,000
Rita N. Hill                  -0-                -0-                   34,250/22,750                      204,750/104,250
Kathey S. Palmer              -0-                -0-                   21,250/10,750                       182,500/42,750
Thomas E. Mills            35,000            227,115                    2,000/10,000                         4,000/36,000

COMPENSATION COMMITTEE REPORT

         This Compensation Committee Report is not deemed to be part of any document filed with the SEC pursuant to the Securities Act of 1933 (the "Securities Act") or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the members of the Compensation Committee named below.

         The Compensation Committee of the Board of Directors makes decisions on compensation of the Company's senior executives, except for decisions related to awards under the Company's 1991 Nonqualified Stock Option Plan (which are made by a separate committee of the Board). The Committee's task is to establish reasonable and appropriate executive compensation guidelines which meet their stated purposes and effectively serve the needs of the Company and its stockholders. The Committee's members are Henry T. Blackstock, Thomas A. Dattilo and Allan C. Silber.

Compensation Philosophy and Policies for Executive Officers

         The Company's primary goal is to provide high quality patient care while maximizing stockholder value. The Company believes the best way to achieve this goal is threefold: (1) to be a leader in providing relevant, high quality health services, (2) to expand its operations primarily through acquisitions and internal growth, and (3) to establish a reputation as a desirable employer and responsible corporate citizen. The Compensation Committee seeks to link this goal and the Company's compensation programs by aligning the interests of its stockholders and management personnel, including its executive officers, and believes this alignment increases the likelihood of the Company's success on both a short-term and long-term basis.

         The Company's executive compensation program is consistent with its compensation program for all management levels. For example, all key employees, including executive officers, are eligible to participate in the Company's 1991 Nonqualified Stock Option Plan, and the Company has an Employee Stock Purchase Plan in which approximately 18% of the Company's eligible employees participate.

         The Company's executive compensation program supports the Company's objective of creating stockholder value by:

         - Emphasizing pay for performance by making a significant portion of executive compensation "at risk."

         - Aligning the interest of executives with the long-term interest of stockholders by awarding stock options at current market prices which only have value to the executives through long-term stock appreciation.

         - Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

         - Balancing the Company's short-term and long-term business, financial and strategic goals.

         The Company's executive compensation program is comprised of three principal components: base salary, annual incentive bonus, and long-term incentive opportunity through nonqualified stock options. The combination of these various compensation elements is designed to encourage management to balance the Company's short-term and long-term goals.

         The Company intends the annual executive pay targets (base salary plus incentive bonus) to be competitive with executive compensation of other U.S. public health care companies. The Compensation Committee compares the Company's executive pay targets with the annual executive pay of those companies which are included in the Home Health Care Services Group, the peer group used for comparison purposes in the Stock Performance Graph appearing on page 22 of this Proxy Statement. Because the Home Health Care Services Group is small and complete information is not available, the Compensation Committee also compares the Company's executive pay targets with those of companies outside of this group. Since the Company's competitors for executive talent is likely more numerous than the entities included in the Home Health Care Services Group, such broader-based comparison is appropriate and justified. By analyzing competing compensation packages, the Compensation Committee hopes to attract and retain talented and committed executives on a long-term basis.

Base Salary

         With the help of the Chief Executive Officer, the Compensation Committee evaluates all management salaries, including executive salaries, on a regular basis. In these evaluations, the Compensation Committee considers levels of responsibility, individual performance, internal equity, external pay practices, and achievement of the Company's strategic goals. Regarding external pay practices, the Compensation Committee seeks to set base salaries for executive officers at approximately the market rate of the Company's competitors for executive talent, as determined based on information gathered from outside sources.

Annual Incentives

         Annual incentive bonus awards are designed to focus management attention on key operational goals for the current fiscal year. In this way the Company strives to meet the objective of emphasizing performance-based compensation. The key operational goals are specific to each executive's area of responsibility. Specific weighting is assigned for identified financial, strategic and management practices goals. Up to 50% of the available bonus percentage for each executive officer is tied to Company profitability, generally defined by achievement of the annual budget as approved by the Board.

         1997 annual incentive bonus awards were subject to weighting related to management's responsibilities in connection with the Company's response to the enactment of the Balanced Budget Act and the reduction of Medicare oxygen reimbursement. The Company's response, in large part, was to undertake a restructuring, announced on September 25, 1997, designed to fundamentally reshape the Company's organization in order to increase shareholder value and profitable growth. The imperatives against which weightings have been applied for 1997 incentive awards include: continuing to be an active consolidator, maximizing operating leverage by achieving cost efficiencies, initiating process and structure improvements at all levels of the Company's operations, optimizing regional density, accelerating the development of joint ventures and strategic alliances, increasing local market share by focusing on core product categories of respiratory and infusion, and continuing the Company's commitment to Personal Caring Service(sm). During 1997, the operational and reshaping goals were balanced to evaluate achievement by the management group.

         Company executives may earn a bonus equal to between 20% and 50% of their annual base salaries based upon achievement of their specific operational goals and achievement by the Company or business unit of its financial targets. At the end of the year, the Compensation Committee evaluates performance in light of these goals on an arithmetic scale with pre-established weighting, and has the discretion to adjust these calculations if circumstances warrant.

         In 1997, the annual incentive bonus awards for 1996 performance were not paid in cash. Instead, the Company elected to buy split-dollar life insurance policies on behalf of management personnel, including the executive officers. The Company intends to buy split-dollar life insurance policies again as incentive compensation for 1997 performance of certain management personnel. The Company is providing each such management employee the option of receiving up to one-half (1/2) of his or her annual incentive bonus award in cash. Each employee for whom such a policy was bought will be entitled to that portion of both the death benefit and the cash surrender value of the policy which exceeds the premium paid by the Company to buy the policy. The Company elected to offer the split-dollar life insurance product to certain of its middle and senior management employees with the purpose of combining the benefits of a tax advantaged insurance product, valuable insurance coverage for its employees, and appropriate incentive compensation reflecting accomplishments and performance. Bonuses for lower level management and branch managers continue to be paid in cash.

Long-Term Incentives

         The Company's long-term incentive compensation program consists of nonqualified stock options which are related to improvement in long-term stockholder value. Options are the right to purchase shares of Common Stock at their fair market value on the trading day immediately preceding the date the option is granted. Options thus will only have value if the Company's stock price increases. Stock option grants are designed to align executive interests with the long-term interest of stockholders.

         The Board of Directors' Disinterested Stock Option Committee grants stock options, not the Compensation Committee. The Disinterested Stock Option Committee selects the number of shares covered by each grant based on an executive's level of responsibility and past and anticipated contributions to the Company.

Chief Executive Officer Compensation

         Mr. Wissing is the Company's Chief Executive Officer. As Chief Executive Officer, Mr. Wissing is eligible to participate in the same executive compensation plans available to the Company's other senior executive officers. The general approach in setting the Chief Executive Officer's annual compensation is based on the same considerations described above, that is to be competitive with other U.S. public health care corporations, but also to have a significant portion of annual incentive compensation "at risk" based upon specific corporate-wide operating performance criteria. The Compensation Committee's approach is reflected in the Company's Employment Agreement with Mr. Wissing, which sets Mr. Wissing's base compensation and his maximum annual incentive bonus. See "Employment And Other Agreements" appearing earlier in this Proxy Statement.

         Under the Employment Agreement, the Company approved a $300,000.00 base salary for Mr. Wissing for 1997 and established his target incentive bonus value at 50% of his base salary, or $150,000.00. According to market data, such base salary and annual incentive target were within the range of average market rates and appropriately within the Company's overall internal pay practices. Mr. Wissing earned a bonus for 1997 performance valued at $97,500, which was 32.5% of his base salary and which represented 65% of his target. The basis for Mr. Wissing's 1997 bonus includes: (1) leadership, planning and execution of the restructuring and the fundamental reshaping activities announced September 25, 1997 to counteract the impact of the 25% Medicare oxygen reimbursement reduction beginning January 1, 1998 that was enacted by Congress and signed by President Clinton in the Balanced Budget Act of 1997, (2) achievement of specific operational goals including an increase in revenue and acquisitions in excess of budget, and (3) achievement of strategic and organizational goals in redefining the Company's strategic imperatives for long-term profitability and value creation.

         The Disinterested Stock Option Committee granted Mr. Wissing options to acquire 50,000 shares of Common Stock at an exercise price of $18.125 per share in relation to his performance as an executive officer in 1997. For services as a Director under the Company's 1995 Nonqualified Stock Option Plan for Directors, Mr. Wissing was granted an option on December 31, 1997 to acquire 3,000 shares at a per share exercise price of $21.06.

Tax Regulations

         Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1 million. It is not anticipated that the Company will pay any of its executive officers compensation in excess of $1 million in the 1998 fiscal year and, accordingly, to date the Company has not adopted a policy in this regard.

                                         Report Submitted By:

                                         Henry T. Blackstock
                                         Thomas A. Dattilo
                                         Allan C. Silber


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above, the Compensation Committee is currently composed of Directors Blackstock, Dattilo and Silber. No member of the Compensation Committee is or has been an employee of the Company. Director Silber, however, is a consultant to the Company.

         The Company has a consulting agreement with Mr. Silber, a Director of the Company and Chairman of the Board of Directors, Chief Executive Officer and principal shareholder of Counsel, to provide certain services to the Company, including the identification and analysis of potential businesses to be considered for acquisition. The Consulting Agreement had an initial term of one year beginning January 1992 and is renewable by agreement of Mr. Silber and the Company, subject to approval by a majority of disinterested Board members (currently Directors Blackstock, Sonshine, Furlong, Dattilo and Manner). The Consulting Agreement was most recently renewed on March 31, 1997 for an additional one-year term. The Consulting Agreement provides for a base monthly consulting fee of $20,000.00, with an annual performance bonus, at the Board's discretion, of up to $60,000. The Company paid Mr. Silber a bonus of $60,000 in 1997 for services performed in 1996 and a bonus of $60,000 in 1998 for services performed in 1997. In 1997, an independent committee of Company Directors reviewed records related to purchases and sales of Company stock by insiders and discovered an inadvertent sale and purchase of Company shares within a six month period by Counsel Corporation. Upon notification, Counsel Corporation promptly paid to the Company $344,000, the amount of profits realized from the inadvertent sale and purchase. Also in 1997, a separate claim was brought to the attention of the Company, and although Counsel Corporation contended that the sale and purchase did not occur within a six month period, to resolve the claim Counsel Corporation agreed to pay the Company $60,000 as settlement.

         The Company has entered into a letter agreement with DCAmerica Inc. dated August 7, 1997. Director Silber is the Chairman and President of DCAmerica. Under the agreement, the Company could engage DCAmerica to provide certain financial and other consulting services in connection with certain acquisitions or combinations, financing arrangements or other significant transactions undertaken by the Company. Any fee paid to DCAmerica for its services would be a percentage fee based on the value of the transaction. In 1997 the Company did not engage DCAmerica under the letter agreement, and no fees were paid.

STOCK PERFORMANCE GRAPH

         The stock performance graph shown below is not deemed to be part of any document filed with the SEC pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the Company.

         The following graph compares the cumulative total returns of the Company's Common Stock with those of the Nasdaq Market Index and the Home Health Care Services Group (SIC Number 8082) Index, a peer group index compiled by Media General Financial Services. The peer group includes approximately 28 companies, excluding the Company.

         Cumulative return assumes $100 invested in the Company or respective indices on January 1, 1993 with dividend reinvestment through December 31, 1997.

         The comparisons in this table are required by the SEC and are not indicative of possible future performance of the Company's Common Stock.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG AMERICAN HOMEPATIENT, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX


                                  1992    1993     1994     1995    1996     1997
                                  ----    ----     ----     ----    ----     ----
AMERICAN HOMEPATIENT, INC.        100    110.42    197.92   245.83  510.42   440.18
SIC CODE INDEX                    100     84.30     79.50    76.93   69.80    71.44
NASDAQ MARKET INDEX               100    119.95    125.94   163.35  202.99   248.30


                     ASSUMES $100 INVESTED ON JAN. O1, 1993
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1997




         The graph presents information since January 1, 1993. The Company does not directly tie executive compensation to stock performance. The Board's Compensation Committee will determine the future impact, if any, of stock performance on executive compensation.

                                                                      Appendix A


PROXY                      AMERICAN HOMEPATIENT, INC.                      PROXY
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 28, 1998
                   THE BOARD OF DIRECTORS SOLICITS THIS PROXY

    The Annual Meeting will be held on May 28, 1998, at 9:00 a.m. Central Daylight Time, at 1800 First American Center, 315 Deaderick Street, Nashville, Tennessee, 37238. The undersigned hereby appoints Edward K. Wissing and Mary Ellen Rodgers, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) ELECTION OF CLASS 1 DIRECTORS

    [ ] FOR all nominees listed below                  [ ] WITHHOLD AUTHORITY to vote for all
      (except as marked to the contrary below)               nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK THE
              BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE LISTED BELOW FOR WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE.)

            Henry T. Blackstock    Thomas A. Dattilo    Mark Manner

(2) In their discretion, on such other matters as may properly come before the meeting.

 [ ] FOR DISCRETION             [ ] AGAINST DISCRETION             [ ] ABSTAIN

                          (Continued on reverse side)

                          (Continued from other side)

   THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                                  Dated:                  , 1998
                                                     -----------------------

                                                  ------------------------------

                                                  Dated:                  , 1998
                                                     -----------------------

                                                  ------------------------------

                                                  Signatures of stockholder(s)
                                                  should correspond exactly with
                                                  the name printed hereon. Joint
                                                  owners should each sign
                                                  personally. Executors,
                                                  administrators, trustees,
                                                  etc., should give full title
                                                  and authority.

                           AMERICAN HOMEPATIENT, INC.
                          5200 MARYLAND WAY, SUITE 400
                        BRENTWOOD, TENNESSEE 37027-5018